                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84352 and 33-65183) of The Goodyear Tire & Rubber Company of our report dated June 27, 2003 relating to the financial statements of the Employee Savings Plan for Bargaining Unit Employees, which appears in this Form 11-K.






/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
June 27, 2003